Exhibit 99.1

GM Posts Strong Second Quarter Earnings Growth with
Net Income of $1.1 Billion and EBIT-Adjusted of $2.9 Billion

•	EPS of $0.67; EPS adjusted for special items of $1.29 up 122 percent

•	North America achieves quarterly records for EBIT-adjusted of $2.8 billion and EBIT-adjusted margin of 10.5 percent

•	Company reaffirms 2015 outlook for improved EBIT-adjusted and EBIT-adjusted margin, compared to 2014

DETROIT - General Motors Co. (NYSE: GM) today reported strong earnings growth for the second quarter with net income attributable to common stockholders of $1.1 billion, or $0.67 per diluted share, which included a $1.1 billion loss from special items before tax, or $(0.62) per diluted share. Earnings before interest and taxes (EBIT)-adjusted increased to $2.9 billion and EBIT-adjusted margin grew to 7.5 percent.

“The first two quarters of the year were strong as we fully capitalized on a robust North American industry and maintained our strength in China, despite the challenging conditions in that market," said GM CEO Mary Barra. "We said our goal was to improve our earnings and margins this year, and we are on-plan. Consistent with that, we believe our results in the second half of the year will be even better than the first half, and we're confident we will meet our 2016 targets.”

Special items before tax in the quarter included $0.6 billion related to a previously announced currency devaluation in Venezuela, $0.4 billion for asset impairments primarily for GM Thailand, and $0.1 billion for an adjustment to the estimated cost of the ignition switch compensation program.

Net revenue in the second quarter of 2015 was $38.2 billion, compared to $39.6 billion in the second quarter of 2014. The change in revenue is more than attributed to a negative net foreign currency exchange impact. Holding exchange rates constant, net revenue was $0.9 billion higher than the second quarter of 2014.

“Our plan is generating results and giving us momentum,” said Chuck Stevens, executive vice president and chief financial officer. “Record margins in North America and strong margins in China produced a second quarter that demonstrates the earnings power of this company. We expect continued strong performance in these key markets.”

GM Results Overview (in billions except for per share amounts and percentages)

1

	Q2 2015	Q2 2014
Revenue	$38.2	$39.6
Net income attributable to common stockholders	$1.1	$0.2
Earnings per share (EPS) diluted	$0.67	$0.11
Impact of special items on EPS diluted	$(0.62)	$(0.47)
EPS diluted - adjusted	$1.29	$0.58
EBIT-adjusted	$2.9	$1.4
% EBIT-adjusted margin	7.5	3.4
Automotive net cash flow from operating activities	$5.1	$3.6
Adjusted automotive free cash flow	$3.3	$1.9
% Return on Invested Capital (ROIC)	23.4	14.7

Segment EBIT-adjusted Results

•
GM North America reported EBIT-adjusted of $2.8 billion with an EBIT-adjusted margin of 10.5 percent. These results included the impact of $0.2 billion for restructuring costs. This compared with EBIT-adjusted of $1.4 billion in the second quarter of 2014, which included the impact of recall-related costs of $1.0 billion.

•	GM Europe reported EBIT-adjusted of $(0.0) billion. This compares with EBIT-adjusted of $(0.3) billion in the second quarter of 2014, which included $0.2 billion for restructuring costs.

•
GM International Operations reported EBIT-adjusted of $0.3 billion, compared to $0.3 billion in the second quarter of 2014. Results included China equity income of $0.5 billion, which generated a 10.2 percent net income margin.

•	GM South America reported EBIT-adjusted of $(0.1) billion, compared with EBIT-adjusted of $(0.1) billion in the second quarter of 2014.

•	GM Financial earnings before tax was $0.2 billion for the quarter, compared to $0.3 billion in the second quarter of 2014.

Cash Flow, Capital Return, Liquidity

Second quarter automotive cash flow from operating activities of $5.1 billion and adjusted automotive free cash flow of $3.3 billion, were up from $3.6 billion and $1.9 billion a year ago, respectively.

Year-to-date through July 21, GM has returned more than $3.1 billion of cash to shareholders through share repurchases of $2.1 billion and dividends of $1.1 billion.

GM ended the quarter with strong total automotive liquidity of $34.9 billion. Automotive cash and marketable securities was $22.8 billion compared with $25.2 billion at year-end 2014.

General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com

# # #

CONTACTS:

Tom Henderson 313-410-2704 Global Financial Communications tom.e.henderson@gm.com	Randy Arickx 313-268-7070 GM Investor Relations randy.c.arickx@gm.com

2

Forward-Looking Statements
In this press release and in related comments by our management, our use of the words “expect,” “plan,” “anticipate,” “possible,” “potential,” “target,” “believe,” “commit,” “intend,” “continue,” “may,” “would,” “could,” “should,” “project,” “projected,” “positioned” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors might include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; our ability to maintain adequate liquidity and financing sources and an appropriate level of debt, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; and our ability to continue to attract new customers, particularly for our new products; costs and risks associated with litigation and government investigations including those related to various recalls; our ability to negotiate a successful new collective bargaining agreement with the UAW and avoid any costly work stoppage. GM's most recent annual report on Form 10-K and quarterly reports on Form 10-Q provides information about these and other factors, which we may revise or supplement in future reports to the SEC.

3

Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), return on invested capital (ROIC) and Automotive adjusted free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted, ROIC and Automotive adjusted free cash flow are considered non-GAAP financial measures.

Management uses EBIT-adjusted to review the operating results of its automotive segments because it excludes interest income, interest expense and income taxes as well as certain additional adjustments. GM Financial uses income before income taxes-adjusted because management believes interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

Management uses ROIC to review investment and capital allocation decisions. GM defines ROIC as EBIT-adjusted for the trailing four quarters divided by average net assets, which is considered to be the average equity balances adjusted for certain assets and liabilities during the same period.

Management uses adjusted free cash flow to review the liquidity of its automotive operations. GM measures adjusted free cash flow as cash flow from operations less capital expenditures adjusted for management actions, primarily related to strengthening its balance sheet, such as accrued interest on prepayments of debt and voluntary contributions to employee benefit plans.

Management uses these non-GAAP measures in its financial and operational decision making processes, for internal reporting and as part of its forecasting and budgeting processes as they provide additional transparency of GM's core operations. These measures allow management to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions.

GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result the use of these non-GAAP measures has limitations and should not be considered in isolation from, or as a substitute for, related U.S. GAAP measures.

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure, Net income attributable to stockholders (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Operating segments
GM North America (GMNA)	$2,780	$1,385	$4,962	$1,942
GM Europe (GME)	(45)	(305)	(284)	(589)
GM International Operations (GMIO)	349	315	720	567
GM South America (GMSA)	(144)	(81)	(358)	(237)
General Motors Financial Company, Inc. (GM Financial)(a)	225	258	439	479
Total operating segments(b)	3,165	1,572	5,479	2,162
Corporate and eliminations	(294)	(221)	(526)	(345)
EBIT-adjusted	2,871	1,351	4,953	1,817
Special items	(1,110)	(1,279)	(1,657)	(1,706)
Automotive interest income	41	52	90	105
Automotive interest expense	(108)	(100)	(218)	(203)
Income tax benefit (expense)	(577)	254	(1,106)	478
Net income attributable to stockholders	$1,117	$278	$2,062	$491
__________

(a)	GM Financial amounts represent income before income taxes-adjusted.

(b)	GM's automotive operations' interest income, interest expense and income tax benefit (expense) are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

In the three months ended June 30, 2015 special items consisted of costs related to the change in business model in Russia of $17 million in GME; asset impairment charges of $297 million related to Thailand subsidiaries in GMIO; Venezuela currency devaluation of $604 million and asset impairment charges of $116 million related to Venezuela subsidiaries in GMSA; a charge related to the ignition switch recall compensation program of $75 million in Corporate; and other of $1 million.

In the six months ended June 30, 2015 special items consisted of net insurance recoveries related to flood damage of $29 million in GMNA; costs related to the change in business model in Russia of $354 million in GME and $89 million in GMIO, which is net of non-controlling interests; asset impairment charges of $297 million related to Thailand subsidiaries in GMIO; Venezuela currency devaluation of $604 million and asset impairment charges of $116 million related to Venezuela subsidiaries in GMSA; charges related to the ignition switch recall compensation program of $225 million in Corporate; and other of $1 million.

In the three months ended June 30, 2014 special items consisted of a catch-up adjustment related to the change in estimate for recall campaigns of $874 million in GMNA; a charge related to the ignition switch recall compensation program of $400 million in Corporate; and other of $5 million.

In the six months ended June 30, 2014 special items consisted of a catch-up adjustment related to the change in estimate for recall campaigns of $874 million in GMNA; Venezuela currency devaluation of $419 million in GMSA; a charge related to the ignition switch recall compensation program of $400 million in Corporate; and other of $13 million.

The following table summarizes the calculation of ROIC (dollars in billions):

	Four Quarters Ended
	June 30, 2015	June 30, 2014
EBIT-adjusted	$9.6	$6.4
Average equity	$38.0	$41.5
Add: Average automotive debt and interest liabilities (excluding capital leases)	7.8	6.5
Add: Average automotive net pension & OPEB liability	28.2	28.0
Less: Average fresh start accounting goodwill	—	(0.3)
Less: Average net automotive income tax asset	(32.9)	(32.4)
ROIC average net assets	$41.1	$43.3
ROIC	23.4%	14.7%

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Automotive adjusted free cash flow	$3,336	$1,944	$1,672	$2,192
Capital expenditures	1,778	1,658	3,445	3,410
Automotive net cash provided by operating activities	$5,114	$3,602	$5,117	$5,602

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2015
Net sales and revenue	$26,481	$4,987	$3,053	$2,109	$40	$—	$36,670	$1,515	$(5)	$38,180
Expenditures for property	$1,322	$248	$109	$96	$3	$—	$1,778	$27	$—	$1,805
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,033	$118	$415	$107	$4	$(1)	$1,676	$494	$—	$2,170
Equity income	$5	$—	$491	$—	$—	$—	$496	$28	$—	$524
	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended June 30, 2014
Net sales and revenue	$25,671	$5,974	$3,602	$3,177	$38	$—	$38,462	$1,191	$(4)	$39,649
Expenditures for property	$1,153	$192	$215	$57	$49	$(8)	$1,658	$8	$—	$1,666
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,221	$115	$162	$104	$19	$(1)	$1,620	$199	$—	$1,819
Equity income	$5	$2	$516	$—	$—	$—	$523	$—	$—	$523
	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2015
Net sales and revenue	$51,157	$9,436	$6,165	$4,201	$75	$—	$71,034	$2,869	$(11)	$73,892
Expenditures for property	$2,423	$492	$289	$235	$6	$—	$3,445	$44	$—	$3,489
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,134	$239	$526	$183	$8	$(2)	$3,088	$839	$—	$3,927
Equity income	$10	$1	$1,010	$—	$—	$—	$1,021	$56	$—	$1,077
	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Six Months Ended June 30, 2014
Net sales and revenue	$50,075	$11,594	$6,832	$6,202	$74	$—	$74,777	$2,288	$(8)	$77,057
Expenditures for property	$2,348	$393	$472	$125	$80	$(8)	$3,410	$15	$—	$3,425
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$2,313	$224	$276	$205	$35	$(2)	$3,051	$375	$—	$3,426
Equity income	$9	$5	$1,114	$—	$—	$—	$1,128	$—	$—	$1,128

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes GM's worldwide and U.S. employment (in thousands):

	June 30, 2015	December 31, 2014
GMNA	114	110
GME	36	37
GMIO	32	33
GMSA	26	29
GM Financial	7	7
Total Worldwide	215	216

U.S. - Salaried	43	40
U.S. - Hourly	51	51

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly, these countries are excluded from industry sales data in the tables below and corresponding calculations of its market share.

Wholesale Vehicle Sales

Wholesale vehicle sales data, which represents sales directly to dealers and others, is the measure that correlates GM's revenue from the sale of vehicles, which is the largest component of automotive Net sales and revenue. Wholesale vehicle sales exclude vehicles produced by joint ventures. In the six months ended June 30, 2015, 49.5% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
GMNA	878	830	1,707	1,637
GME	303	305	571	596
GMIO	141	157	285	319
GMSA	143	211	293	419
Worldwide	1,465	1,503	2,856	2,971

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

Retail vehicle sales data, which represents sales to the end customers based upon the good faith estimates of management, including fleets, does not correlate directly to the revenue GM recognizes during the period. However, retail vehicle sales data is indicative of the underlying demand for GM vehicles. Market share information is based primarily on retail vehicle sales volume. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate retail vehicle sales.

Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicles sales on non-GM trademarked vehicles by those joint ventures. Retail vehicle sales data includes vehicles sold through the dealer registration channel. This sales channel consists primarily of dealer demonstrator, loaner and self-registered vehicles (primarily in Europe). These vehicles are not eligible to be sold as new vehicles after being registered by dealers. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to the daily rental car companies. The following table summarizes total retail sales volume, or estimated sales volume where retail sales volume is not available, of new vehicles by geographic region (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
United States
Chevrolet - Cars	228	260	408	476
Chevrolet - Trucks	220	205	410	350
Chevrolet - Crossovers	128	110	236	202
Cadillac	44	43	81	82
Buick	56	61	106	113
GMC	146	127	265	233
Total United States	822	806	1,506	1,456
Canada, Mexico and Other	143	124	249	218
Total North America	965	930	1,755	1,674
Europe
Opel/Vauxhall	303	293	582	564
Chevrolet	16	43	28	109
Other	—	—	1	1
Total Europe	319	336	611	674
Asia/Pacific, Middle East and Africa
Chevrolet	274	326	590	646
Wuling	370	385	795	846
Buick	219	212	447	450
Holden	30	33	59	63
GMC	7	8	14	15
Cadillac	19	20	41	36
Other	103	42	214	93
Total Asia/Pacific, Middle East and Africa	1,022	1,026	2,160	2,149
South America
Chevrolet	155	213	334	424
Other	1	1	1	1
Total South America	156	214	335	425
Total Worldwide	2,462	2,506	4,861	4,922

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The wholesale vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales on the preceding page (vehicles in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
SAIC General Motors Sales Co., Ltd.	366	398	785	820
SAIC-GM-Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	457	414	977	911

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Market Share
United States - Cars	13.1%	14.9%	12.7%	14.9%
United States - Trucks	24.4%	23.5%	24.0%	22.1%
United States - Crossovers	18.0%	17.3%	17.8%	17.3%
Total United States	17.6%	17.9%	17.3%	17.5%
Total North America	17.1%	17.2%	16.8%	16.9%
Total Europe	6.3%	6.8%	6.2%	7.0%
Total Asia/Pacific, Middle East and Africa	9.9%	9.8%	10.0%	9.9%
Total South America	15.0%	16.7%	15.9%	16.5%
Total Worldwide	11.1%	11.3%	11.0%	11.2%

U.S. Retail/Fleet Mix
% Fleet Sales - Cars	31.5%	32.6%	33.8%	32.2%
% Fleet Sales - Trucks	22.9%	26.0%	22.7%	22.6%
% Fleet Sales - Crossovers	18.1%	22.0%	19.7%	21.9%
Total Vehicles	24.4%	27.6%	25.4%	26.2%

North America Capacity Utilization	109.7%	110.3%	105.1%	107.3%

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Three Months Ended June 30, 2015				Three Months Ended June 30, 2014
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$36,670	$—	$—	$36,670	$38,462	$—	$—	$38,462
GM Financial	—	1,515	(5)	1,510	—	1,191	(4)	1,187
Total net sales and revenue	36,670	1,515	(5)	38,180	38,462	1,191	(4)	39,649
Costs and expenses
Automotive cost of sales	32,600	—	(3)	32,597	35,854	—	(3)	35,851
GM Financial interest, operating and other expenses	—	1,318	—	1,318	—	926	—	926
Automotive selling, general and administrative expense	2,977	—	—	2,977	3,343	—	—	3,343
Total costs and expenses	35,577	1,318	(3)	36,892	39,197	926	(3)	40,120
Operating income (loss)	1,093	197	(2)	1,288	(735)	265	(1)	(471)
Automotive interest expense	110	—	(2)	108	101	—	(1)	100
Interest income and other non-operating income, net	13	—	—	13	81	—	—	81
Equity income	496	28	—	524	523	—	—	523
Income (loss) before income taxes	1,492	225	—	1,717	(232)	265	—	33
Income tax expense (benefit)	528	49	—	577	(340)	86	—	(254)
Net income	964	176	—	1,140	108	179	—	287
Net income attributable to noncontrolling interests	(23)	—	—	(23)	(9)	—	—	(9)
Net income attributable to stockholders	$941	$176	$—	$1,117	$99	$179	$—	$278

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$71,034	$—	$—	$71,034	$74,777	$—	$—	$74,777
GM Financial	—	2,869	(11)	2,858	—	2,288	(8)	2,280
Total net sales and revenue	71,034	2,869	(11)	73,892	74,777	2,288	(8)	77,057
Costs and expenses
Automotive cost of sales	63,277	—	(6)	63,271	69,984	—	(6)	69,978
GM Financial interest, operating and other expenses	—	2,486	—	2,486	—	1,801	—	1,801
Automotive selling, general and administrative expense	6,094	—	—	6,094	6,284	—	—	6,284
Total costs and expenses	69,371	2,486	(6)	71,851	76,268	1,801	(6)	78,063
Operating income (loss)	1,663	383	(5)	2,041	(1,491)	487	(2)	(1,006)
Automotive interest expense	223	—	(5)	218	205	—	(2)	203
Interest income and other non-operating income, net	254	—	—	254	170	—	—	170
Equity income	1,021	56	—	1,077	1,128	—	—	1,128
Income (loss) before income taxes	2,715	439	—	3,154	(398)	487	—	89
Income tax expense (benefit)	992	114	—	1,106	(643)	165	—	(478)
Net income	1,723	325	—	2,048	245	322	—	567
Net (income) loss attributable to noncontrolling interests	14	—	—	14	(76)	—	—	(76)
Net income attributable to stockholders	$1,737	$325	$—	$2,062	$169	$322	$—	$491

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Basic earnings per share
Net income attributable to stockholders	$1,117	$278	$2,062	$491
Less: cumulative dividends on Series A preferred stock(a)		(88)		(176)
Net income attributable to common stockholders	$1,117	$190	$2,062	$315
Weighted-average common shares outstanding	1,596	1,608	1,606	1,598
Basic earnings per common share	$0.70	$0.12	$1.28	$0.20
Diluted earnings per share
Net income attributable to common stockholders – basic	$1,117	$190	$2,062	$315
Less: earnings adjustment for dilutive stock compensation rights	(4)	—	(1)	(14)
Net income attributable to common stockholders – diluted	$1,113	$190	$2,061	$301
Weighted-average common shares outstanding – basic	1,596	1,608	1,606	1,598
Dilutive effect of warrants and restricted stock units	64	80	67	91
Weighted-average common shares outstanding – diluted	1,660	1,688	1,673	1,689
Diluted earnings per common share	$0.67	$0.11	$1.23	$0.18
________

(a)	Includes earned but undeclared dividends of $15 million on GM's Series A preferred stock in the three and six months ended June 30, 2014.

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions)
(Unaudited)

	June 30, 2015				December 31, 2014
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$15,557	$2,070	$—	$17,627	$15,980	$2,974	$—	$18,954
Marketable securities	7,200	—	—	7,200	9,222	—	—	9,222
Restricted cash and marketable securities	151	1,291	—	1,442	136	1,202	—	1,338
Accounts and notes receivable, net	11,086	664	(1,146)	10,604	9,396	788	(1,106)	9,078
GM Financial receivables, net	—	17,108	(176)	16,932	—	16,705	(177)	16,528
Inventories	14,218	—	—	14,218	13,642	—	—	13,642
Equipment on operating leases, net	5,722	—	—	5,722	3,564	—	—	3,564
Deferred income taxes	8,997	292	—	9,289	9,440	320	—	9,760
Other current assets	1,225	295	—	1,520	1,410	174	—	1,584
Total current assets	64,156	21,720	(1,322)	84,554	62,790	22,163	(1,283)	83,670
Non-current Assets
Restricted cash and marketable securities	58	565	—	623	67	868	—	935
GM Financial receivables, net	—	17,277	—	17,277	—	16,006	—	16,006
Equity in net assets of nonconsolidated affiliates	7,425	978	—	8,403	8,350	—	—	8,350
Property, net	28,229	202	—	28,431	27,570	173	—	27,743
Goodwill and intangible assets, net	4,727	1,454	—	6,181	4,945	1,465	—	6,410
GM Financial equipment on operating leases, net	—	12,904	—	12,904	—	7,060	—	7,060
Deferred income taxes	25,078	(80)	—	24,998	25,439	(25)	—	25,414
Other assets	2,525	422	(506)	2,441	2,573	151	(635)	2,089
Total non-current assets	68,042	33,722	(506)	101,258	68,944	25,698	(635)	94,007
Total Assets	$132,198	$55,442	$(1,828)	$185,812	$131,734	$47,861	$(1,918)	$177,677
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$24,276	$950	$(979)	$24,247	$22,463	$716	$(650)	$22,529
Short-term debt and current portion of long-term debt
Automotive	804	—	(342)	462	1,131	—	(631)	500
GM Financial	—	13,941	—	13,941	—	14,488	—	14,488
Accrued liabilities	29,926	953	(1)	30,878	27,444	741	(1)	28,184
Total current liabilities	55,006	15,844	(1,322)	69,528	51,038	15,945	(1,282)	65,701
Non-current Liabilities
Long-term debt
Automotive	8,725	—	—	8,725	8,910	—	—	8,910
GM Financial	—	30,389	—	30,389	—	22,943	—	22,943
Postretirement benefits other than pensions	6,075	—	—	6,075	6,229	—	—	6,229
Pensions	22,074	103	—	22,177	23,676	112	—	23,788
Other liabilities	12,288	1,466	(506)	13,248	13,396	1,322	(636)	14,082
Total non-current liabilities	49,162	31,958	(506)	80,614	52,211	24,377	(636)	75,952
Total Liabilities	104,168	47,802	(1,828)	150,142	103,249	40,322	(1,918)	141,653
Equity
Common stock	16	—	—	16	16	—	—	16
Additional paid-in capital	28,161	—	—	28,161	28,937	—	—	28,937
Retained earnings	6,198	8,314	—	14,512	6,604	7,973	—	14,577
Accumulated other comprehensive loss	(6,869)	(674)	—	(7,543)	(7,639)	(434)	—	(8,073)
Total stockholders’ equity	27,506	7,640	—	35,146	27,918	7,539	—	35,457
Noncontrolling interests	524	—	—	524	567	—	—	567
Total Equity	28,030	7,640	—	35,670	28,485	7,539	—	36,024
Total Liabilities and Equity	$132,198	$55,442	$(1,828)	$185,812	$131,734	$47,861	$(1,918)	$177,677

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
	Automotive	GM Financial	Reclassification(a)	Consolidated	Automotive	GM Financial	Reclassification(a)	Consolidated
Net cash provided by operating activities	$5,117	$1,269	$(225)	$6,161	$5,602	$842	$(638)	$5,806
Cash flows from investing activities
Expenditures for property	(3,445)	(44)	—	(3,489)	(3,410)	(15)	—	(3,425)
Available-for-sale marketable securities, acquisitions	(4,836)	—	—	(4,836)	(3,714)	—	—	(3,714)
Trading marketable securities, acquisitions	(1,028)	—	—	(1,028)	(1,426)	—	—	(1,426)
Available-for-sale marketable securities, liquidations	6,689	—	—	6,689	2,723	—	—	2,723
Trading marketable securities, liquidations	1,099	—	—	1,099	1,456	—	—	1,456
Acquisition of companies/investments, net of cash acquired	(4)	(924)	—	(928)	(4)	(46)	—	(50)
Increase in restricted cash and marketable securities	(155)	(189)	—	(344)	(37)	(381)	—	(418)
Decrease in restricted cash and marketable securities	80	49	—	129	66	146	—	212
Purchases of finance receivables	—	(8,601)	225	(8,376)	—	(7,456)	638	(6,818)
Principal collections and recoveries on finance receivables	—	5,716	—	5,716	—	5,299	—	5,299
Purchases of leased vehicles, net	—	(6,504)	—	(6,504)	—	(1,802)	—	(1,802)
Proceeds from termination of leased vehicles	—	468	—	468	—	264	—	264
Other investing activities	64	17	—	81	101	(2)	—	99
Net cash used in investing activities	(1,536)	(10,012)	225	(11,323)	(4,245)	(3,993)	638	(7,600)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(52)	(150)	—	(202)	(19)	278	—	259
Proceeds from issuance of debt (original maturities greater than three months)	10	16,488	—	16,498	503	12,194	—	12,697
Payments on debt (original maturities greater than three months)	(140)	(8,277)	—	(8,417)	(442)	(9,282)	—	(9,724)
Payments to purchase stock	(1,999)	—	—	(1,999)	—	—	—	—
Dividends paid	(1,086)	—	—	(1,086)	(1,193)	—	—	(1,193)
Other financing activities	61	(101)	—	(40)	29	(50)	—	(21)
Net cash provided by (used in) financing activities	(3,206)	7,960	—	4,754	(1,122)	3,140	—	2,018
Effect of exchange rate changes on cash and cash equivalents	(824)	(95)	—	(919)	(391)	10	—	(381)
Net transactions with Automotive/GM Financial	26	(26)	—	—	(339)	339	—	—
Net increase (decrease) in cash and cash equivalents	(423)	(904)	—	(1,327)	(495)	338	—	(157)
Cash and cash equivalents at beginning of period	15,980	2,974	—	18,954	18,947	1,074	—	20,021
Cash and cash equivalents at end of period	$15,557	$2,070	$—	$17,627	$18,452	$1,412	$—	$19,864
_____

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.